Exhibit 10.2

BILL OF SALE
AND
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”), is made and entered into effective as of this 31st day of December, 2008, by and among DCA OF HYATTSVILLE, LLC, a Maryland limited liability company (“Purchaser”), and ST. THOMAS MORE DIALYSIS CENTER, LLC, a Maryland limited liability company (“Seller”).

WHEREAS, the Seller and the Purchaser are parties to an Asset Purchase Agreement dated as of December 31, 2008 (the “Purchase Agreement”) whereby (i) Seller has agreed to sell, convey, transfer, assign and deliver to the Purchaser the Acquired Assets (as defined in the Purchase Agreement), and Seller has agreed to assign and the Purchaser has agreed to assume, the Assumed Liabilities (as defined in the Purchase Agreement);

WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW THEREFORE, pursuant to the Purchase Agreement, and in consideration of the mutual promises, covenants and agreements therein and hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Bill of Sale.

  (a)           Seller hereby sells, assigns, conveys, transfers, sets over and delivers to the Purchaser all of Seller’s right, title and interest in and to the Acquired Assets, free and clear of all Liens, to have and to hold such Acquired Assets into the Acquiring Entity, its respective successors and assigns, forever.

  (b)           The Seller warrants that it has good, valid and marketable title to all of the Acquired Assets, free and clear of any and all Liens, and hereby covenants and agrees to defend the transfer, sale, assignment and delivery of such Acquired Assets to the Purchaser against each and every claim of superior title, right or interest therein or thereto.

  (c)           Notwithstanding anything contained herein, Purchaser is not purchasing from the Seller nor receiving from Seller any of the Excluded Assets as set forth in Section 1.3 of the Purchase Agreement.

2.           Assignment and Assumption of Assumed Liabilities.

  (a)           Seller hereby assigns to Purchaser, its respective successors and assigns, and the Purchaser hereby assumes, in accordance with the terms and conditions of the Purchase Agreement, the Assumed Liabilities.

  (b)           In the event that Seller and or the Purchaser determines after execution of this Agreement that one or more contract or agreement between Seller and any third party necessary to operate the Acquired Assets was not designated as an Assumed Agreement (each and “Omitted Agreement”), and the parties consent in writing to the assignment and assumption of such Omitted Agreement, which consent shall not be unreasonably withheld, then such Omitted Agreement shall be deemed assigned by Seller to the Purchaser as of the Closing Date.

  (c)           Notice of the assignment under this Agreement may be given at the option of either party to all parties to the Assumed Agreements (other than Seller) or to such parties’ duly authorized agents.

  (d)           The assumption by the Purchaser of any Assumed Liabilities shall not enlarge the rights of any third party with respect to any Assumed Liabilities, nor shall it prevent the Purchaser, with respect to any party other than Seller, from contesting or disputing any Assumed Liability, provided that such contest or dispute shall not expose Seller to any additional cost or liability under the Assumed Liabilities.

3.           Consummation of Purchase Agreement.  This Agreement is intended to evidence the consummation of the sale by Seller and the purchase by the Purchaser of the Acquired Assets, and the assignment by Seller and the assumption by the Purchaser of the Assumed Liabilities contemplated by the Purchase Agreement.  Seller and the Purchaser, by their execution of this Agreement, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Agreement.  Any inconsistencies or ambiguities between this Agreement and the Purchase Agreement shall be resolved in favor of the Purchase Agreement.

4.           Payments Received.  Any payment that may be received by the Seller to which any of the Purchaser is entitled by reason of this Agreement or the Purchase Agreement shall be received by the Seller as trustee for the Purchaser, and will be delivered promptly to the Purchaser, and any payment that may be received by the Purchaser to which Seller is entitled by reason of this Agreement or the Purchase Agreement shall be received by Purchaser as trustee for the Seller, and will be delivered promptly to Seller.

5.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

6.           Further Assurances.  After the Closing Date, each party will from time to time, at the other party’s request and without further cost to the party receiving the request, execute and deliver to the requesting party such other instruments and take such other action as the requesting party may reasonably request so as to enable it to exercise and enforce its rights under, and fully enjoy the benefits and privileges with respect to, this Agreement and to carry out the provisions and purposes hereof.

7.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed in that State without giving effect to conflicts of law principles.

8.           Counterparts.  This Agreement may be signed in any number of counterparts and all such counterparts shall be read together and construed as one and the same document.

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed as of the 31st day of December, 2008.

SELLER:

ST. THOMAS MORE DIALYSIS CENTER, LLC
a Maryland limited liability company

By: G&L SENIOR CARE PROPERTIES, LLC,
a Nevada limited liability company
Its: Managing Member

	By:	/s/ Steven D. Lebowitz
Steven D. Lebowitz, Managing Director

By:	M&J HYATTSVILLE, LLC,
a Maryland limited liability company
Its: Member

	By:	/s/ Matthew W. Neiswanger
Matthew W. Neiswanger, Manager

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed as of the 31st day of December, 2008.

PURCHASER:

DCA OF HYATTSVILLE, LLC
a Maryland limited liability company

By:	/s/ Stephen W. Everett
Stephen W. Everett
President